Exhibit 3.1

PENNSYLVANIA DEPARTMENT OF STATE BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS

Return document by mail to:	Articles of Amendment
CSC ORDER # 869624-005 dcb cc Name	Domestic Corporation DSCB:15-1915/5915(rev. 7/2015)
Address CityStateZip Code
Return document by email to: cscpa@cscglobal.com

Read all instructions prior to completing. This form may be submitted online at https://www.corporations.pa.gov/.

Fee: $70

Check one:

✔ Business Corporation (§ 1915)

Nonprofit Corporation (§ 5915)

2. The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(Complete only (a) or (b), not both)

(b) Name of Commercial Registered Office Provider

c/o: N/A

County

In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1. The name of the corporation is:

Meridian Corporation

(a) Number and Street	City	State	Zip	County
9 Old Lincoln Highway	Malvern	PA	19355	Chester

3. The statute by or under which it was incorporated:

Pennsylvania Business Corporation Law of 1988

4. The date of its incorporation: _06/08/2009

(MM/DD/YYYY)

5. Check, and if appropriate complete, one of the following:

✔

The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

  The amendment shall be effective on: at

Date (MM/DD/YYYY)Hour (if any)

Exhibit 3.1

DSCB:15-1915/5915–2

6. Check one of the following:

✔

The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or § 5914(a).

 The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 1914(c) or § 5914(b).

7. Check, and if appropriate complete, one of the following:

 The amendment adopted by the corporation, set forth in full, is as follows

✔

The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8. Check if the amendment restates the Articles:

 The restated Articles of Incorporation supersede the original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this

17th day of June , 2021 .

Meridian Corporation

Name of Corporation

/s/ Denise Lindsay

Signature

Executive Vice President and Chief Financial Officer

Title

Exhibit A

Article 7-A, Section 1 of the Articles of Incorporation of Meridian Corporation is hereby amended and restated in its entirety to read as follows:

“Section 1. The total number of shares of all stock which the corporation shall have authority to issue is (1) 25,000,000 shares of common stock (“Common Stock”), with a par value of one dollar ($1.00) per share; and (2) 5,000,000 shares of preferred stock with no stated par value.”